Exhibit 10.4

INTERCEPT, INC.

DIRECTOR’S AND OFFICER’S
INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (“Agreement”) is made as of the ___ day of _____, 2004, by and between InterCept, Inc., a Georgia corporation (the “Corporation”), and __________________ (the “Executive”).

        WHEREAS, the Executive is a member of the Board of Directors and/or an executive officer of the Corporation and in such capacity is performing a valuable service to the Corporation; and

        WHEREAS, the Corporation’s Bylaws (the “Bylaws”) provide for the indemnification of the directors and executive officers of the Corporation pursuant to Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code, as amended to date (the “State Statute”); and

        WHEREAS, the Bylaws and the State Statute specifically contemplate that contracts may be entered into between the Corporation and its executive officers and members of its Board of Directors with respect to indemnification of such individuals; and

        WHEREAS, in order to provide to the Executive assurances with respect to the protection provided against liabilities that he may incur in the performance of his duties to the Corporation, and to thereby induce the Executive to serve as a member of the Board of Directors or as an executive officer, the Corporation has determined and agreed to enter into this contract with the Executive.

        NOW, THEREFORE, in consideration of the premises and the Executive’s continued service as a director and/or an executive officer of the Corporation after the date hereof, the parties hereto agree as follows:

1.     INDEMNIFICATION. Subject only to the exclusions set forth in Section 2 hereof, the Corporation hereby agrees to hold harmless and indemnify the Executive against any and all judgments, fines, penalties and amounts paid in settlement and reasonable expenses (including, without limitation, attorneys’ fees and disbursements, court costs, and expert witness fees), incurred by the Executive in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), to which the Executive is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Executive is, was, or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

2.     LIMITATIONS ON SHAREHOLDER-AUTHORIZED INDEMNITY. No indemnity pursuant to Section 1 hereof shall be paid by the Corporation:

        (a)        With respect to any proceeding in which the Executive is adjudged, by final judgment not subject to further appeal, liable to the Corporation or is subjected to injunctive relief in favor of the Corporation:

                      (i)        for any appropriation, in violation of his duties, of any business opportunity of the Corporation;

                     (ii)        for acts or omissions which involve intentional misconduct or a knowing violation of law;

                    (iii)        for the types of liabilities set forth in Section 14-2-832 of the Georgia Business Corporation Code; or

                    (iv)        for any transaction from which the Executive received an improper personal benefit;

        (b)        With respect to any suit in which final judgment is rendered against the Executive for an accounting of profits, made from the purchase or sale by the Executive of securities of the Corporation, pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local statutory law, or on account of any payment by the Executive to the Corporation in respect of any claim for such an accounting; or

        (c)        If a final decision not subject to further appeal by a court having jurisdiction in the matter shall determine that such indemnification is not lawful, including, without limitation, a final decision that the Corporation does not have authority to indemnify Executive in such instance under Section 14-2-851 of the Georgia Business Corporation Code.

3.     CONTRIBUTION. If the indemnification provided in Section 1 is unavailable and may not be paid to the Executive for any reason other than those set forth in paragraph (a) or (b) of Section 2, then in respect of any threatened, pending, or completed action, suit or proceeding in which the Corporation is jointly liable with the Executive (or would be if joined in such action, suit or proceeding), the Corporation shall contribute, to the extent it is not lawfully prohibited from doing so, to the amount of expenses, judgments, fines and settlements paid or payable by the Executive in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Executive on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Executive on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Executive on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 3 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

4.     CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Corporation contained herein shall continue during the period the Executive is a director, officer, employee or agent of the Corporation (or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter for so long as the Executive shall be subject to any possible claim or threatened, pending, or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that the Executive was a director of the Corporation or serving in any other capacity referred to herein.

5.     NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Executive of notice of the commencement of any action, suit or proceeding, the Executive will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the omission to so notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which the Executive so notifies the Corporation:

        (a)        The Corporation will be entitled to participate therein at its own expense; and

        (b)        Subject to Section 6 hereof, and if the Executive shall have provided his written affirmation of his good faith belief that his conduct did not constitute behavior of the kind described in paragraph 2(a) hereof and that he is entitled to indemnification hereunder, the Corporation may assume the defense thereof.

        After notice from the Corporation to the Executive of its election so to assume such defense, the Corporation will not be liable to the Executive under this Agreement for any legal or other expenses subsequently incurred by the Executive in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ its separate counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Corporation, (ii) counsel designated by the Corporation to conduct such defense shall not be reasonably satisfactory to the Executive or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of such counsel shall be at the expense of the Corporation. For the purposes of clause (ii) above, the Executive shall be entitled to determine that counsel designated by the Corporation is not reasonably satisfactory if, among other reasons, the Executive shall have been advised by qualified counsel that, because of actual or potential conflicts of interest in the matter between the Executive, other officers or directors similarly indemnified by the Corporation, and/or the Corporation, representation of the Executive by counsel designated by the Corporation is likely to materially and adversely affect the Executive’s interest or would not be permissible under applicable canons of legal ethics.

        The Corporation shall not be liable to indemnify the Executive under this Agreement for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Executive without the Executive’s written consent. Neither the Corporation nor the Executive will unreasonably withhold consent to any proposed settlement.

6.     ADVANCEMENT AND REPAYMENT OF EXPENSES. Upon request therefor accompanied by reasonably itemized evidence of expenses incurred, and by the Executive’s written affirmation of his good faith belief that (i) his conduct does not constitute behavior of the kind described in Section 14-2-856(b) of the Georgia Business Corporation Code or (ii) the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Incorporation as authorized by paragraph (4) of sub-section (b) of Section 14-2-202 of the Georgia Business Corporation Code and he is entitled to indemnification hereunder, the Corporation shall advance to the Executive the reasonable expenses (including attorneys’ fees and costs of investigation and defense (including the fees of expert witnesses, other professional advisors and private investigators)) incurred by him in defending any civil or criminal suit, action or proceeding for which the Executive is entitled (assuming an applicable standard of conduct is met) to indemnification pursuant to this Agreement. The Executive agrees to reimburse the Corporation for all reasonable expenses paid by the Corporation, whether pursuant to this Section or Section 5 hereof, in defending any action, suit, or proceeding against the Executive in the event and to the extent that it shall ultimately be determined that the Executive is not entitled to be indemnified by the Corporation for such expenses under Section 1 of this Agreement. Any advances and the Executive’s agreement to repay shall be unsecured and interest-free.

7.     AGREEMENT TO SERVE. The Executive hereby agrees to continue to serve as a director and/or an executive officer of the Corporation faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Corporation’s bylaws or until such time as he tenders his resignation in writing.

8.     ENFORCEMENT

        (a)        The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce the Executive to serve as a director and/or an executive officer of the Corporation and acknowledges that the Executive will in the future be relying upon this Agreement in continuing to serve in such capacity.

        (b)        In the event the Executive is required to bring any action to enforce rights or to collect money due under this Agreement and is successful in such action, the Corporation shall reimburse the Executive for all of the Executive’s reasonable fees and expenses in bringing and pursuing such action.

9. MAINTENANCE OF LIABILITY INSURANCE.

        (a)        Subject to Section 9(c), the Corporation hereby covenants and agrees that, so long as Executive shall continue to serve as a director and/or an executive officer of the Corporation and thereafter so long as the agreements and obligations of the Corporation shall continue in accordance with Section 4, the Corporation, in good faith, shall seek to obtain and maintain in full force and effect a policy of director’s and officer’s liability insurance (the “D&O Insurance”) in reasonable amounts from an established and reputable insurer.

        (b)        In all policies of D&O Insurance, Executive shall be named as an insured in such manner as to provide Executive the same rights and benefits as are accorded to the most favorably insured of the Corporation’s officers or directors.

        (c)        Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided or the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

10.     SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable in whole or in part for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

11.     VESTED RIGHTS, SPECIFIC PERFORMANCE. No amendment to the articles of incorporation or bylaws of the Corporation or any other corporate action shall in any way limit the Executive’s rights under this Agreement. In any proceeding brought by or on behalf of the Executive to specifically enforce the provisions of this Agreement, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 11, however, shall not prevent the Executive from seeking a remedy at law in connection with any breach of this Agreement.

12.     LIABILITY INSURANCE. In the event that the Corporation maintains D&O Insurance, the Executive shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage provided under such policy or policies in effect. Copies of all correspondence between the Corporation and the company or companies providing such insurance shall be promptly delivered to the Executive by the Corporation.

13.     NON-EXCLUSIVITY, ETC. The rights of the Executive hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that the Executive may have under the Corporation’s bylaws or the Georgia Business Corporation Code or otherwise.

14.     SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Executive, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

15.     NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Agreement to make any payment to the Executive hereunder to the extent the Executive has otherwise actually received payment (under insurance policy, bylaw or otherwise) of the amounts otherwise payable hereunder.

16.     APPLICABILITY OF AGREEMENT. This Agreement shall apply only with respect to acts or omissions of the Executive occurring on or after the effective date hereof, and this Agreement shall continue in effect regardless of whether the Executive continues to serve in such capacity, but only in respect of acts or omissions occurring prior to the termination of the Executive’s service in such capacity.

17.     GOVERNING LAW; SUCCESSORS; AMENDMENT AND TERMINATION.

          (a)        This Agreement shall be interpreted and enforced in accordance with the laws of the State of Georgia.

          (b)        This Agreement shall be binding upon the Executive and the Corporation and its successors and assigns (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall inure to the benefit of the Executive, his heirs, personal representatives and assigns and to the benefit of the Corporation and its successors and assigns.

          (c)        No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

18.    COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

EXECUTIVE	INTERCEPT, INC.

________________________	By:____________________________
[name]

Title: __________________________

Schedule of Director’s and Officer’s
Indemnification Agreements

        Applicable SEC rules provide that in any case where two or more indentures, contracts, franchises, or other documents required to be filed as exhibits are substantially identical in all material respects except as to the parties thereto, the dates of execution, or other details, the registrant need file a copy of only one of such documents, with a schedule identifying the other documents omitted and setting forth the material details in which such documents differ from the document a copy of which is filed.

        During the second quarter of 2004, InterCept, Inc. entered into a Director’s and Officer’s Indemnification Agreement with each of the following directors and executive officers of InterCept:

Name

John W. Collins
Jeffrey E. Berns
G. Lynn Boggs
Jonathan R. Coe
Carole M. Collins
L. Rand Fluitt
Farrell S. Mashburn
Denise C. Saylor
Michael D. Sulpy
Mark Hawn
John D. Schneider, Jr
Glenn W. Sturm
James A. Verbrugge
Arthur G. Weiss
Kevin J. Lynch
Marc Weisman
Daniel Speight